EXHIBIT 23.1


Deloitte & Touche LLP
BCE Place
181 Bay Street, Suite 1400
Toronto, ON M5J2V1
Canada

Tel: (416) 601 6150
Fax: (416) 601 6151
www.deloitte.ca

                                                                        Deloitte
                                                                        & Touche


INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Pre-effective Amendment No. 1 to Form F-1 Registration Statement No. 333-108878 of Crystallex International Corporation of our report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the financial statements) dated July 25, 2003 appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

Toronto, Canada
December 23, 2003















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Deloitte
Touche
Tohmatsu
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